ALLIANT TECHSYSTEMS INC. DEFINED BENEFIT
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

As Amended and Restated Effective February 9, 2015

ALLIANT TECHSYSTEMS INC. DEFINED BENEFIT
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

TABLE OF CONTENTS
Page
SECTION 1
INTRODUCTION1
1.1.Purposes of Plan 1
1.2.History 1
1.3.Adoption of Plan 3

SECTION 2
PLAN NAME 4

SECTION 3
PARTICIPATING EMPLOYEES 4
3.1.Participating Employees 4
3.2.Applicable Pension Plans 5
3.3.Overriding Exclusion 5

SECTION 4
BENEFITS PAYABLE 5
4.1.Benefit for Participating Employees 5
4.1.1.Amount of Benefit 5
4.1.2.Form of Payment 6
4.2.Benefit to Beneficiaries 9
4.2.1.Amount of Benefit 9
4.2.2.Form of Payment 10
4.3.Special Rule for CECP 10
4.4.Vesting11

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4.5.General Distribution Rules11
4.5.1.Section 162(m) Determination11
4.5.2.Exception for Small Benefits11

SECTION 5
FUNDING12
5.1.Funding12
5.2.Corporate Obligation12

SECTION 6
GENERAL MATTERS12
6.1.Amendment and Termination 12
6.2.Limited Benefits13
6.3.Spendthrift Provision13
6.4.Errors in Computations 13
6.5.Correction of Errors13

SECTION 7
FORFEITURE OF BENEFITS14

SECTION 8
DETERMINATIONS AND CLAIMS PROCEDURE
8.1.Determinations15
8.2.Claims Procedure15
8.2.1.Original Claim15
8.2.2.Review of Denied Claim15
8.2.3.General Rules16
8.3.Limitations and Exhaustion16
8.3.1.Limitations16
8.3.2.Exhaustion Required17

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SECTION 9
PLAN ADMINISTRATION
9.1.Committee17
9.2.Senior Vice President of Human Resources.17
9.3.PRC.18
9.4.Delegation18
9.5.Conflict of Interest18
9.6.Administrator18
9.7.Service of Process18
9.8.Expenses18
9.9.Tax Withholding19
9.10.Certifications19
9.11.Rules and Regulations 19

SECTION 10
10.1.Defined Terms 19
10.2.ERISA Status 19
10.3.IRC Status 19
10.4.Effect on Other Plans 19
10.5.Disqualification19
10.6.Rules of Document Construction 20
10.7.References to Laws 20
10.8.Effect on Employment 20
10.9.Choice of Law 20

APPENDIX A ALLIANT TECHSYSTEMS INC. SUPPLEMENTARY EXECUTIVE RETIREMENT PLAN FOR CECP PARTICIPANTS A-1

APPENDIX B ALLIANT TECHSYSTEMS INC. SUPPLEMENTARY EXECUTIVE RETIREMENT PLAN FOR BENEFITS IN EXCESS OF LIMITS UNDER TAX REFORM ACT OF 1986 B-1

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APPENDIX C
ALLIANT TECHSYSTEMS INC. DEFERRED COMPENSATIONPLAN C-1

APPENDIX D
CORDANT TECHNOLOGIES INC. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN D-1

APPENDIX E    INDIVIDUAL EMPLOYMENT AGREEMENTS E-1

APPENDIX F    SPECIAL SERP BENEFIT F-1

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ALLIANT TECHSYSTEMS INC. DEFINED BENEFIT
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
As Amended and Restated February 9, 2015
SECTION 1

INTRODUCTION
1.1.    Purposes of Plan. The purposes of the Alliant Techsystems Inc. Defined Benefit Supplemental Executive Retirement Plan (formerly known as the "Alliant Techsystems Inc. Supplemental Executive Retirement Plan") are: (1) to restore the benefit amounts that would be payable to select participants in certain tax‑qualified defined benefit pension plans sponsored by Alliant Techsystems Inc. (“Alliant”) as described in Section 3.2 hereof (the “Pension Plans”) absent the limitations in sections 401(a)(17) and 415 of the Internal Revenue Code of 1986, as amended (the “Code”), and absent a participant’s election to voluntarily defer compensation, (2) to pay frozen benefits under certain frozen plans as described in Appendix B, Appendix C and Appendix D, and (3) in certain cases, to provide additional benefits pursuant to employment agreements or other similar agreements between Alliant and employees who are members of a select group of management or highly compensated employees as described in Appendices E and F.
1.2.    History. Alliant has heretofore adopted tax‑qualified defined benefit Pension Plans called: “ALLIANT TECHSYSTEMS INC. PENSION AND RETIREMENT PLAN,” “ALLIANT TECHSYSTEMS INC. RETIREMENT INCOME PLAN (GOCO),” “ALLIANT LAKE CITY RETIREMENT PLAN” and the “THIOKOL PROPULSION PENSION PLAN” (the “Pension Plans”) for the purpose of providing retirement benefits to certain of its employees and employees of certain affiliates. The Pension Plans are subject to the Employee Retirement Income Security Act of 1974, as amended, (“ERISA”), and are intended to qualify under section 401(a) of the Code. By operation of section 401(a) of the Code, benefits under the Pension Plans are restricted so that they do not exceed maximum benefits allowed under section 415 of the Code. In addition, the maximum amount of annual compensation which may be taken into account for any plan participant may not exceed a fixed dollar amount which is established under section 401(a)(17) of the Code.
In 1990, Alliant was spun‑off from Honeywell Inc. and, in connection therewith, established the Alliant Techsystems Inc. Retirement Plan as a “spin‑off” from the Honeywell Inc. Retirement Benefit Plan. Effective September 28, 1990, for the purpose of paying the benefits Participating Employees would have been entitled to if Code section 415 and Code section 401(a)(17) limitations were not in effect and, also, to pay certain employees transferred from Honeywell Inc. benefits already accrued under the nonqualified plans sponsored by Honeywell Inc., Alliant adopted a plan known as the “ALLIANT TECHSYSTEMS INC. SUPPLEMENTARY RETIREMENT PLAN (SRP)” by adoption of a document entitled the “Honeywell Supplementary Retirement Plan (SRP),” and a plan known as the “ALLIANT TECHSYSTEMS INC. SUPPLEMENTARY EXECUTIVE RETIREMENT PLAN FOR COMPENSATION IN EXCESS OF $200,000 ($200K SERP)” by adoption of a document entitled the “Honeywell Supplementary Executive Retirement Plan for Compensation in Excess of $200,000 ($200K SERP) (Amended through April 17, 1990).” In addition, Alliant adopted a plan known as the “ALLIANT TECHSYSTEMS INC. SUPPLEMENTARY EXECUTIVE RETIREMENT PLAN FOR CECP PARTICIPANTS” by adoption of a document entitled the “Honeywell Supplementary Executive Retirement Plan for CECP Participants (Amended Through April 17, 1990)” as a frozen plan with benefits only for certain employees acquired from Honeywell Inc. who were participants in the Plan while employed by Honeywell Inc. Alliant also adopted a plan known as the “ALLIANT TECHSYSTEMS INC. SUPPLEMENTARY EXECUTIVE RETIREMENT PLAN FOR BENEFITS IN EXCESS OF LIMITS UNDER TAX REFORM ACT OF 1986” by adoption of a document entitled the “Honeywell Supplementary Executive Retirement Plan for Benefits in Excess of Limits under Tax Reform Act of 1986” as a frozen plan with benefits only for certain employees acquired from Honeywell Inc. who were participants in the Plan while employed by Honeywell Inc.
Pursuant to the subsequent acquisition of certain assets, employees and pension plan assets and obligations from Hercules Incorporated (the “Hercules Acquisition”), effective March 15, 1995, Alliant adopted a plan known as the “ALLIANT TECHSYSTEMS INC. AEROSPACE PENSION RESTORATION PLAN” by adoption of the portion of a document entitled the “Hercules Employee Pension Restoration Plan Effective October 1, 1990” that provides benefits based on the Hercules Incorporated Retirement Income Plan and its successor plans, including the Hercules Incorporated Retirement Income Plan (Government‑Owned, Corporation‑Operated) and the Hercules Incorporated Pension Plan.
Alliant also adopted, pursuant to the Hercules Acquisition, the ALLIANT TECHSYSTEMS INC. DEFERRED COMPENSATION PLAN (a plan which is memorialized in a document entitled the “Hercules Deferred Compensation Plan”) as a frozen plan with frozen benefits for certain employees acquired from Hercules Incorporated.
Effective September 1, 1999, Alliant adopted a nonqualified deferred compensation plan known as the “ALLIANT TECHSYSTEMS INC. MANAGEMENT DEFERRED COMPENSATION PLAN” which provides that certain employees can voluntarily defer compensation pursuant to a prior irrevocable agreement. Effective as of January 1, 2003, Alliant amended and restated its nonqualified deferred compensation plan by the adoption of a document entitled “ALLIANT TECHSYSTEMS INC. NONQUALIFIED DEFERRED COMPENSATION PLAN.”
Pursuant to the acquisition of certain assets, employees and pension plan assets and obligations from Alcoa, Inc. (the “Thiokol Acquisition”), Alliant adopted a plan known as the THIOKOL CORPORATION EXCESS PENSION PLAN (a plan which is memorialized in a document entitled “Thiokol Corporation Excess Pension Plan (Restated Effective October 1, 1990)”) that provides benefits based on the Thiokol Propulsion Pension Plan for certain Thiokol Propulsion employees acquired from Alcoa, Inc. The Thiokol Corporation Excess Pension Plan shall be merged with and into this Alliant Techsystems Inc. Supplemental Executive Pension Plan effective January 1, 2003.
Alliant also adopted, pursuant to the Thiokol Acquisition, the CORDANT TECHNOLOGIES INC. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN (a plan which is memorialized in a document entitled “CORDANT TECHNOLOGIES INC. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN Amended and Restated Effective July 22, 1999”), as a frozen plan with frozen benefits for certain employees acquired from Alcoa, Inc. The Cordant Technologies Inc.

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Supplemental Executive Retirement Plan was merged with and into this Alliant Techsystems Inc. Supplemental Executive Pension Plan effective January 1, 2003.
1.3.    Adoption of Plan. Effective January 1, 2003, Alliant adopted a document entitled “ALLIANT TECHSYSTEMS INC. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN” as a complete amendment and restatement of the Alliant Techsystems Inc. Supplementary Retirement Plan, the Alliant Techsystems Inc. Supplementary Executive Retirement Plan for Compensation in Excess of $200,000, the Alliant Techsystems Inc. Supplementary Executive Retirement Plan for CECP Participants, the Alliant Techsystems Inc. Supplementary Executive Retirement Plan for Benefits in Excess of Limits under Tax Reform Act of 1986, the Alliant Techsystems Inc. Aerospace Pension Restoration Plan, the Alliant Techsystems Inc. Deferred Compensation Plan, the Thiokol Corporation Excess Pension Plan and the Cordant Technologies Inc. Supplemental Executive Retirement Plan for employees who retire, die or otherwise terminate employment on or after January 1, 2003.
The Alliant Techsystems Inc. Supplementary Executive Retirement Plan for CECP Participants is attached as Appendix A and incorporated herein for purposes of paying the benefits due thereunder, effective January 1, 2003. It applies only to those Participating Employees who were participants in the Honeywell Inc. CECP Plan and who are entitled to a “grandfathered” benefit under the Alliant Techsystems Inc. Retirement Plan.
The Alliant Techsystems Inc. Supplementary Executive Retirement Plan for Benefits in Excess of Limits under Tax Reform Act of 1986 is attached as Appendix B and incorporated herein for purposes of paying the benefits due thereunder, effective January 1, 2003. It applies only to those Participating Employees who were participants in such plan and who are entitled to a “grandfathered” benefit under Alliant Techsystems Inc. Retirement Plan.
The Alliant Techsystems Inc. Deferred Compensation Plan is attached as Appendix C and incorporated herein for purposes of paying frozen benefits for certain employees acquired from Hercules Incorporated.
The Cordant Technologies Supplemental Executive Retirement Plan is attached as Appendix D and incorporated herein for purposes of paying any benefit obligations acquired under that plan, which will be paid hereunder.
This Plan is amended and restated effective January 1, 2005 to comply with section 409A of the Code, to add certain benefits/distribution options for persons in Schedules 1 and 2, and to provide certain additional benefits as described in Appendix F.
This Plan is amended and restated effective July 1, 2013 to rename it the "ALLIANT TECHSYSTEMS INC. DEFINED BENEFIT SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN" and to reflect certain changes to the Pension Plans.
This Plan is amended and restated effective February 9, 2015 to take into account the spinoff of Vista Outdoor Inc.

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SECTION 2

PLAN NAME
This plan shall be referred to as the ALLIANT TECHSYSTEMS INC. DEFINED BENEFIT SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN (the “Plan”).
SECTION 3

PARTICIPATING EMPLOYEES
3.1.    Participating Employees. The individuals eligible to participate in and receive benefits under the Plan (“Participating Employees”) are those employees of Alliant Techsystems Inc. and its affiliates:

(a)	who are participants in the Alliant Techsystems Inc. Nonqualified Deferred Compensation Plan or any other nonqualified deferred compensation plan maintained by Alliant and its affiliates; or

(b)
whose individual employment agreement or other separate written agreement between Alliant (or an affiliate of Alliant) and such employee specifies that such employee is eligible to receive benefits under this Plan; or

(c)
who are Participants in one of the Pension Plans (as described in Section 3.2 below) and (i) who are actively employed by Alliant Techsystems Inc. or its affiliates or on approved leave of absence, and (ii) whose benefits under the applicable Pension Plan would be greater if computed without regard to the limits imposed under Code sections 401(a)(17) and 415; or

(d)
who are affirmatively selected for participation in this Plan by the Chief Executive Officer (“CEO”) of Alliant (or any person authorized to act on behalf of the CEO by the Board of Directors of Alliant Techsystems Inc. (the “Board of Directors”) and, for a Section 16 Officer, by the Personnel and Compensation Committee of the Board of Directors).

For purposes of this Plan, a Section 16 Officer is an officer of Alliant (or an affiliate of Alliant) who is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended. Notwithstanding anything apparently to the contrary contained in this Plan, the Plan shall be construed and administered to prevent the duplication of benefits provided under this Plan and any other qualified or nonqualified plan maintained in whole or in part by Alliant or any predecessor, successor or affiliate.
Notwithstanding anything apparently to the contrary contained in this Plan, no individual hired or rehired as an employee of Alliant or any of its affiliates on or after January 1, 2007 shall be a Participating Employee with respect to any period of employment beginning on or after January 1,

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2007, except as and in accordance with such terms as may be specified by the Personnel and Compensation Committee of the Board of Directors of Alliant.
3.2.    Applicable Pension Plans. For purposes of this Plan, the “Pension Plans” are:

(a)
Alliant Techsystems Inc. Pension and Retirement Plan, including the benefit structures under such plan known as the Alliant Techsystems Inc. Retirement Formula, the Alliant Techsystems Inc. Aerospace Pension Formula, the ATK SEG Retirement Formula, the Federal Cartridge Company Pension Formula, the ATK Pension Equity Formula, the Alliant Lake City Retirement Formula, the Alliant Techsystems Inc. Retirement Income Formula (GOCO), and the ATK Cash Balance Formula; and

(b)	Thiokol Propulsion Pension Plan, including the benefit structures known as the Former Thiokol Propulsion Pension Plan Formula, the Thiokol Pension Equity Formula, and the Thiokol Cash Balance Formula.
3.3.    Overriding Exclusion. Notwithstanding anything apparently to the contrary in this Plan or in any written communication, summary, resolution or document or oral communication, no individual shall be a Participating Employee in this Plan, develop benefits under this Plan or be entitled to receive benefits under this Plan (either for the employee or his or her survivors) unless such individual is a member of a select group of management or highly compensated employees (as that expression is used in ERISA). If a court of competent jurisdiction, any representative of the U.S. Department of Labor or any other governmental, regulatory or similar body makes any direct or indirect, formal or informal, determination that an individual is not a member of a select group of management or highly compensated employees (as that expression is used in ERISA), such individual shall not be (and shall not have ever been) a Participating Employee in this Plan at any time. If any person not so defined has been erroneously treated as a Participating Employee in this Plan, upon discovery of such error such person’s erroneous participation shall immediately terminate ab initio and upon demand such person shall be obligated to reimburse Alliant for all amounts erroneously paid to him or her.
SECTION 4

BENEFITS PAYABLE
4.1.    Benefit for Participating Employees
4.1.1.    Amount of Benefit. This Plan shall pay to Participating Employees the excess, if any, of

(a)	the amount that would have been payable under the applicable Pension Plan if such benefit had been determined:

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(i)	without regard to the benefit limitations under section 415 of the Code, and

(ii)	without regard to compensation limitation of section 401(a)(17) of the Code, and

(iii)
by including in Recognized Compensation, Earnings and Final Average Earnings (as defined under the applicable Pension Plan) amounts not otherwise included because they were deferred at the election of the Participating Employee under the Alliant Techsystems Inc. Nonqualified Deferred Compensation Plan or any other nonqualified deferred compensation plan at the time or times when they would have been included but for such election to defer; and

(iv)	as adjusted pursuant to the terms of any employment agreement or any separate written agreement between Alliant (or an affiliate of Alliant) and the Participating Employee; minus

(b)	the amount actually paid from the applicable Pension Plan.
Notwithstanding anything to the contrary in the Plan, if the Participating Employee is a Participant in the Alliant Techsystems Inc. Pension and Retirement Plan under the benefit structure formerly known as the ATK SEG Retirement Plan or the Federal Cartridge Company Pension Plan, any service of such Participating Employee before December 7, 2001, shall be disregarded for benefit accrual purposes in determining any excess benefit provided under this Plan.
Notwithstanding anything to the contrary in the Plan, this Plan shall pay to Participating Employees identified on Schedule 1 attached to the Plan who terminate employment at or after age 55 the greater of (i) the amount determined under this Section 4.1.1 or (ii) the amount determined under this Section 4.1.1 as of June 30, 2013 as if the applicable Pension Plan were the benefit structure known as the ATK Pension Equity Formula under the Alliant Techsystems Inc. Pension and Retirement Plan plus the amount otherwise determined under Section 4.1.1 with respect to service beginning July 1, 2013.
Notwithstanding anything apparently to the contrary in this Plan, no benefit of a Participating Employee who is a former employee of Alliant or any of its affiliates and who is rehired by Alliant or any of its affiliates on or after January 1, 2007 shall be attributable in whole or in part to employment, services or compensation after such rehire date, except as and in accordance with such terms as may be specified by the Personnel and Compensation Committee of the Board of Directors of Alliant.
4.1.2.    Form of Payment.

(a)
Except as otherwise provided in this Section 4.1.2, for any Participating Employee who terminates employment and receives or begins to receive benefits under the applicable Pension Plan on or before December 31, 2006,

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the benefit under this Plan (minus any withholding and payroll taxes which must be deducted therefrom) shall be paid to the Participating Employee in the same manner, at the same time, for the same duration and in the same form as if such benefit has been paid directly from the applicable Pension Plan. All elections and optional forms of settlement in effect and all other rules governing the payment of benefits under the applicable Pension Plan shall, to the extent practicable, be given effect under this Plan so that the Participating Employee will receive from a combination of the applicable Pension Plan and this Plan the same benefit (minus the withholding, payroll and other taxes which must be deducted therefrom) which would have been received under the applicable Pension Plan if this Plan benefit had been paid from the applicable Pension Plan.

(b)
The provisions of subsection (a) of this Section 4.1.2 shall apply to any Participating Employee who terminated employment before January 1, 2005 and accrued no benefit under this Plan after December 31, 2004, but who does not receive or begin to receive benefits under the applicable Pension Plan on or before December 31, 2006.

(c)
Each Participating Employee identified on Schedule 2 attached to this Plan shall be permitted to elect on or before December 31, 2005 to receive benefits under this Plan in the form of a lump sum or any other form of payment available under the applicable Pension Plan. Lump sum payments shall be calculated as of the first day of the month following termination of employment, using the interest rate and mortality table described in section 417(e) of the Code, as in effect under the Pension Plan on the first day of the month following termination of employment. Such payment shall be or begin to be made on the first day of the seventh month following the month in which the Participating Employee terminates employment if the Participating Employee is a “key employee,” within the meaning of section 416(i) of the Code (disregarding section 416(i)(5)), or on the first day of the first month following termination of employment if the Participating Employee is not such a “key employee,” but in no event later than the later of (i) the ninetieth day after whichever such date applies, or (ii) the last day of the calendar year in which such date occurs. Lump sum payments to “key employees” shall be credited with simple interest from the first day of the month following termination of employment to the date of payment at the interest rate described in section 417(e) of the Code, as in effect under the Pension Plan on the first day of the month following termination of employment. In the case of payments in a form other than a lump sum, the first such payment to a Participating Employee who is a “key employee” shall include the amounts of the monthly payments for the preceding six months. If a Participating Employee identified in Schedule 2 elects a joint and survivor annuity, and the Participating Employee’s joint annuitant dies before payments begin,

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amounts otherwise payable as a joint and survivor annuity shall be paid in the form of a single life annuity.

(d)
Each Participating Employee not described in subsections (a), (b) or (c) of this Section 4.1.2, who terminates employment on or before December 31, 2006, shall receive payment of benefits under this Plan in the form of a lump sum on the later of (i) the earliest date after January 1, 2007 on which payment is administratively practicable, or (ii) the first day of the seventh month following termination of employment, but in neither case later than December 31, 2007. Lump sum payments shall be calculated as of January 1, 2007, using the mortality table described in section 417(e) of the Code and an interest rate that is the greater of 6% or the rate described in section 417(e) of the Code, as in effect under the Pension Plan on that date, except that lump sums for Participating Employees covered by the benefit structures known as (A) the Alliant Techsystems Inc. Retirement Formula, the ATK Pension Equity Formula or the ATK Cash Balance Formula under the Alliant Techsystems Inc. Pension and Retirement Plan, or (B) the Thiokol Pension Equity Formula or Thiokol Cash Balance Formula under the Thiokol Propulsion Pension Plan, shall be their Account Balances (as that term is defined under those benefit structures, respectively). Lump sum payments made after January 31, 2007 shall be credited with simple interest for the period from January 1, 2007 until the date of payment at a rate equal to the greater of 6% or the rate described in section 417(e) of the Code, as in effect under the Pension Plan on January 1, 2007.

(e)
Each Participating Employee not described in subsections (a), (b), (c), or (d) of this Section 4.1.2 shall receive payment of benefits under this Plan in the form of a lump sum on the later of (i) the first day of the seventh month following the month in which the Participating Employee terminates employment or (ii) February 1 of the calendar year following the calendar year in which the Participating Employee terminates employment, but in neither case later than the last day of the calendar year following the calendar year in which the Participating Employee terminates employment. All lump sum amounts paid under this Subsection (e) shall be determined as of the date of termination of employment, based on the mortality table described in section 417(e) of the Code and an interest rate that is the greater of 6% or the interest rate described in section 417(e) of the Code (as in effect under the Pension Plan on the first day of the month following termination of employment), except that lump sums for Participating Employees covered by the benefit structures known as (A) the Alliant Techsystems Inc. Retirement Formula, the ATK Pension Equity Formula or the ATK Cash Balance Formula under the Alliant Techsystems Inc. Pension and Retirement Plan, or (B) the Thiokol Pension Equity Formula or Thiokol Cash Balance Formula under the Thiokol Propulsion Pension Plan, shall be their Account Balances (as that term is defined under those benefit structures, respectively).

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Simple interest will be credited for the period from the first day of the month following termination of employment until the date of payment, at a rate equal to the greater of 6% or the rate described in section 417(e) of the Code, as in effect under the Pension Plan on the first day of the month following termination of employment.

(f)
For purposes of Section 4.6.2 and subsections (d) and (e) of this Section 4.1.2, for lump sums calculated using the stated interest and mortality factors, lump sum amounts shall be determined on the basis of (i) the immediate annuity to which the Participating Employee is entitled under the applicable Pension Plan in the case of a Participating Employee who is entitled to an immediate annuity under the applicable Pension Plan, or (ii) the annuity to which the Participating Employee is entitled at Normal Retirement Age (as that term is defined in the applicable Pension Plan) under the applicable Pension Plan in the case of a Participating Employee who is not entitled to an immediate annuity under the applicable Pension Plan.

(g)
Any reference in this Plan to termination of employment shall mean the separation from service with Alliant and all entities treated as members of the same controlled group with Alliant under section 414(b) or (c) of the Code. Controlled group membership shall be determined by substituting “at least 50 percent” for “at least 80 percent” each place it appears in section 1563(a)(1), (2) and (3) of the Code, and by substituting “at least 50 percent” for “at least 80 percent” each place it appears in Treas. Reg. § 1.414(c)-2.

4.2.    Benefit to Beneficiaries.
4.2.1.    Amount of Benefit. Unless the Participating Employee (i) is identified on Schedule 2 attached to this Plan and has received or begun to receive his or her benefits under this Plan prior to death, or (ii) has received a lump sum under Section 4.1 hereof, there shall be paid under this Plan to the surviving spouse or other joint or contingent annuitant or beneficiary the excess, if any, of

(a)	the amount which would have been payable under the applicable Pension Plan if such benefit had been determined:

(i)	without regard to the benefit limitations of section 415 of the Code, and

(ii)	without regard to compensation limitation of section 401(a)(17) of the Code, and

(iii)
by including in Recognized Compensation, Earnings and Final Average Earnings (as defined under the applicable Pension Plan) amounts not otherwise included because they were deferred at the election of the Participating Employee under the Alliant Techsystems

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Inc. Nonqualified Deferred Compensation Plan or any other nonqualified deferred compensation plan at the time or times when they would have been included but for such election to defer; and

(iv)	as adjusted pursuant to the terms of any employment agreement or any separate written agreement between Alliant and the Participating Employee; minus

(b)	the amount actually paid from the applicable Pension Plan.
4.2.2.    Form of Payment. Except as may be specifically provided in this Plan, this benefit (minus any withholding and payroll taxes which must be deducted therefrom) shall be paid to such person in the same manner, at the same time, for the same duration and in the same form as if such benefit has been paid directly from the applicable Pension Plan. All elections and optional forms of settlement in effect and all other rules governing the payment of benefits under the applicable Pension Plan shall, to the extent practicable, be given effect under this Plan so that such person will receive from a combination of the applicable Pension Plan and this Plan the same benefit (minus the withholding, payroll and other taxes which must be deducted therefrom) if this Plan benefit had been paid from the applicable Pension Plan. Notwithstanding the foregoing provisions of this Section 4.2.2, in the event of the death of any Participating Employee who (i) is not described in subsections (a), (b), or (c) of Section 4.1.2 or (ii) is described in subsection (c) of Section 4.1.2 but dies before payment under this Plan has been made or begun, payment of any benefits under this Section 4.2 shall be made in a lump sum, determined in accordance with Section 4.1.2(d) or (e), as applicable, as soon as administratively practicable after the Participating Employee’s death, but in no event later than the later of the ninetieth day after the Participating Employee’s death or the last day of the calendar year in which the Participating Employee’s death occurs.
4.3.    Special Rule for CECP. This Plan shall pay to Participating Employees who are also entitled to benefits under the Alliant Techsystems Inc. Supplementary Executive Retirement Plan for CECP Participants (see Appendix A) the excess, if any, of:

(i)
the amount that would have been payable under the applicable Pension Plan if such benefit had been determined without regard to the benefit limitations under section 415 of the Code and without regard to compensation limitation of section 401(a)(17) of the Code plus, if applicable, the amount that would have been payable if the amount of any deferred incentive award in the year in which the award would otherwise have been paid by the Honeywell Inc. Corporate Executive Compensation Plan would have been included under the definition of “Earnings” for purposes of arriving at “Final Average Earnings,” over

(ii)
the amount actually paid from the applicable Pension Plan after taking into account the benefit limitations under section 415 of the Code and the compensation limitation of section 401(a)(17) of the Code plus, if applicable, the amount actually paid from the Honeywell Inc.

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Corporate Executive Compensation Plan for CECP Participants (Appendix A).
This benefit (minus any withholding and payroll taxes which must be deducted therefrom) shall be paid to the Participating Employee in the same manner, at the same time, for the same duration and in the same form as if such benefit has been paid directly from the applicable Pension Plan. All elections and optional forms of settlement in effect and all other rules governing the payment of benefits under the applicable Pension Plan shall, to the extent practicable, be given effect under this Plan so that the Participating Employee will receive from a combination of the applicable Pension Plan and this Plan the same benefit (minus the withholding, payroll and other taxes which must be deducted therefrom) which would have been received under the applicable Pension Plan if the limitation on benefits under section 415 of the Code, the compensation limitation of section 401(a)(17) of the Code and the exclusion from the definition of “Earnings” of the amount of any deferred incentive award had not been in effect.
4.4.    Vesting. The benefit of a Participating Employee under this Plan shall vest when the applicable Pension Plan vests, including any full (100%) vesting due to a Change in Control (as defined under the applicable Pension Plan), or, if earlier, pursuant to the terms of any employment agreement or separate written agreement between Alliant (or an affiliate of Alliant) and the Participating Employee.
4.5.    General Distribution Rules.
4.5.1.    Section 162(m) Determination. If a Participating Employee will receive a lump sum under the Plan pursuant to Section 4.1 or Section 4.3 and if the PRC (or, for any Section 16 Officer, the Board of Directors) determines that delaying the time such payment is made would increase the probability that such payment would be fully deductible for federal or state income tax purposes, Alliant may unilaterally delay the time of the making of such payment or any portion of such payment until the earliest year during which Alliant reasonably anticipates that the payment will be fully deductible, but not later than twenty‑four (24) months after the date such payment would otherwise be payable.
4.5.2.    Exception for Small Benefits. Notwithstanding any other provision of this Plan to the contrary, Alliant shall pay any benefit which is payable under this Plan to a Participating Employee or a Beneficiary in a lump sum payment, at the time otherwise required under the terms of this Plan, if the present value of the benefit (as determined under the actuarial factors for the applicable Pension Plan for such Participating Employee or Beneficiary) is $50,000 or less, and the Participating Employee or Beneficiary either has accrued a benefit under this Plan after December 31, 2004 or is not receiving benefit payments under this Plan on or before December 31, 2005. In the case of any Participating Employee or Beneficiary who accrued no benefit under this Plan after December 31, 2004 and is receiving benefit payments under this Plan on or before December 31, 2005, Alliant, in its discretion, may pay any remaining benefit which is payable under this Plan in a lump sum payment if the present value of the benefit (as determined under the actuarial factors for the applicable Pension Plan for such Participating Employee or Beneficiary) is $50,000 or less. Notwithstanding any provisions of this Section 4.6.2 to the contrary, lump sums for Participating Employees covered by the benefit structures known as (A) the Alliant Techsystems Inc. Retirement

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Formula, the ATK Pension Equity Formula or the ATK Cash Balance Formula under the Alliant Techsystems Inc. Pension and Retirement Plan, or (B) the Thiokol Pension Equity Formula or Thiokol Cash Balance Formula under the Thiokol Propulsion Pension Plan, shall be their Account Balances (as that term is defined under those benefit structures, respectively).
SECTION 5

FUNDING
5.1.    Funding. Alliant shall be responsible for paying all benefits due hereunder. Until all payments due under Section 4 are paid in full and for the purpose of facilitating the payment of benefits due under those Sections, Alliant may (but shall not be required to) establish and maintain a grantor trust pursuant to an agreement between Alliant and a trustee selected by Alliant; provided, however, that any such grantor trust must be structured so that it does not result in any federal income tax consequences to any Participating Employee until such employee actually receives payments due under Section 4. Alliant may contribute to a grantor trust thereby created such amounts as it may from time to time determine.
5.2.    Corporate Obligation. Neither Alliant’s officers nor any member of its Board of Directors nor any member of the PRC in any way secures or guarantees the payment of any benefit or amount which may become due and payable hereunder to or with respect to any Participating Employee. Each Participating Employee and other person entitled at any time to payments hereunder shall look solely to the assets of Alliant for such payments as an unsecured, general creditor. After benefits shall have been paid to or with respect to a Participating Employee and such payment purports to cover in full the benefit hereunder, such former Participating Employee or other person or persons, as the case may be, shall have no further right or interest in the other assets of Alliant in connection with this Plan. Neither Alliant nor any of its officers nor any member of its Boards of Directors nor any member of the PRC shall be under any liability or responsibility for failure to effect any of the objectives or purposes of the Plan by reason of the insolvency of Alliant.
SECTION 6

GENERAL MATTERS
6.1.    Amendment and Termination. Alliant reserves the power to amend or terminate this Plan either prospectively or retroactively or both:

(a)	in any respect by resolution of the Board of Directors of Alliant; or

(b)	in any respect by action of the Personnel and Compensation Committee of the Board of Directors of Alliant (or any successor committee); or

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(b)	in any respect by action of any other committee or person determined by the Board of Directors of Alliant;
at any time and for any reason deemed sufficient by it without notice to any person affected by this Plan and may likewise terminate or curtail the benefits of this Plan both with regard to persons expecting to receive benefits in the future and persons already receiving benefits at the time of such action; provided, however, that Alliant may not amend or terminate the Plan with respect to benefits that have accrued and are vested pursuant to Section 4.3, the applicable Pension Plan or an individual agreement between Alliant and the Participating Employee. No modification of the terms of this Plan shall be effective unless it is in writing and signed on behalf of Alliant by a person authorized to execute such writing. No oral representation concerning the interpretation or effect of this Plan shall be effective to amend the Plan.
6.2.    Limited Benefits. This Plan shall not provide any benefits with respect to any defined contribution plan.
6.3.    Spendthrift Provision. No Participating Employee, surviving spouse, joint or contingent annuitant or beneficiary shall have the power to transmit, assign, alienate, dispose of, pledge or encumber any benefit payable under this Plan before its actual payment to such person. The PRC shall not recognize any such effort to convey any interest under this Plan. No benefit payable under this Plan shall be subject to attachment, garnishment, execution following judgment or other legal process before actual payment to such person.
6.4.    Errors in Computations. Alliant shall not be liable or responsible for any error in the computation of any benefit payable to or with respect to any Participating Employee resulting from any misstatement of fact made by the Participating Employee or by or on behalf of any survivor to whom such benefit shall be payable, directly or indirectly, to Alliant, and used by Alliant in determining the benefit. Alliant shall not be obligated or required to increase the benefit payable to or with respect to such Participating Employee which, on discovery of the misstatement, is found to be understated as a result of such misstatement of the Participating Employee. However, the benefit of any Participating Employee which is overstated by reason of any such misstatement or any other reason shall be reduced to the amount appropriate in view of the truth (and to recover any prior overpayment).
6.5.    Correction of Errors. If any Participating Employee in any written statement required under the Plan document shall misstate such Participating Employee’s age or the age of any person upon whose survival the payment of any benefit in respect of such Participating Employee is contingent or any other fact the misstatement of which would affect the amount of a benefit payable hereunder, the accrual of benefits in respect of such Participating Employee shall not be invalidated, but the amount of the benefit to be available with respect to such Participating Employee will be adjusted retroactively to the amount which would have been payable if such fact or facts had not been misstated. It is recognized that errors may occur during the administration of the Plan which may result in incorrect statement or payment of benefits. If an administrative error occurs, the amount of benefits available to such Participating Employee shall be the correct amount determined under the Plan document and future benefits to such Participating Employee shall be adjusted to reflect any prior mistakes under rules adopted by Alliant. If no further benefits are payable under

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the Plan, Alliant will take whatever steps it determines are reasonable to collect such overpayments on behalf of the Plan. In no event will the Plan be liable to pay any greater benefit in respect of any Participating Employee than that which would have been payable on the basis of the truth and the provisions of this Plan document.
SECTION 7

FORFEITURE OF BENEFITS
All unpaid benefits under this Plan shall be permanently forfeited upon the determination by Alliant that the Participating Employee, either before or after termination of employment:

(a)	engaged in a criminal or fraudulent conduct resulting in material harm to Alliant or an affiliate of Alliant; or

(b)	made an unauthorized disclosure to any competitor of any material confidential information, trade information or trade secrets of Alliant or an affiliate of Alliant; or

(c)	provided Alliant or an affiliate of Alliant with materially false reports concerning his or her business interests or employment; or

(d)
made materially false representations which are relied upon by Alliant or an affiliate of Alliant in furnishing information to an affiliate, partner, shareholders, accountants, auditor, a stock exchange, the Securities and Exchange Commission or any regulatory or governmental agency; or

(e)	maintained an undisclosed, unauthorized and material conflict of interest in the discharge of the duties owed by him or her to Alliant or an affiliate of Alliant; or

(f)	engaged in conduct causing a serious violation of state and federal law by Alliant or an affiliate of Alliant; or

(g)	engaged in theft of assets or funds of Alliant or an affiliate of Alliant; or

(h)
has been convicted of any crime which directly or indirectly arose out of his her employment relationship with Alliant or an affiliate of Alliant or materially affected his or her ability to discharge the duties of his or her employment with Alliant or an affiliate of Alliant; or

(i)
engaged during his or her employment or within two (2) years after termination of employment in any employment with a competitor, or engaged in any activity in competition with Alliant, without the consent of Alliant.

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SECTION 8

DETERMINATIONS AND CLAIMS PROCEDURE
8.1.    Determinations. The Personnel and Compensation Committee of Alliant Techsystems Inc.’s Board of Directors (the “Committee”) and the ATK Pension and Retirement Committee (“PRC”) shall make such determinations as may be required from time to time in the administration of the Plan. The Committee and the PRC shall have the final and conclusive discretionary authority and responsibility to interpret and construe the Plan and to determine all factual and legal questions under the Plan, including but not limited to the entitlement of Participating Employees and Beneficiaries, and the amounts of their respective interests. Each interested party may act and rely upon all information reported to them hereunder and need not inquire into the accuracy thereof, nor be charged with any notice to the contrary.
8.2.    Claims Procedure. Until modified by the Committee, the claims procedure set forth in this Section 8 shall be the mandatory claims and review procedure for the resolution of disputes and disposition of claims filed under the Plan.
8.2.1.    Original Claim. Any person may, if he or she so desires, file with the PRC (or in the case of a Section 16 officer, the Committee) a written claim for benefits under this Plan. Within ninety (90) days after the filing of such a claim, the PRC (or the Committee for a Section 16 officer) shall notify the claimant in writing whether the claim is upheld or denied in whole or in part or shall furnish the claimant a written notice describing specific special circumstances requiring a specified amount of additional time (but not more than one hundred eighty (180) days from the date the claim was filed) to reach a decision on the claim. If the claim is denied in whole or in part, the PRC (or the Committee for a Section 16 officer) shall state in writing:

(a)	the specific reasons for the denial;

(b)	the specific references to the pertinent provisions of the Plan on which the denial is based;

(c)	a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

(d)	an explanation of the claims review procedure set forth in this section.
8.2.2.    Review of Denied Claim. Within sixty (60) days after receipt of notice that the claim has been denied in whole or in part, the claimant may file with the Committee a written request for a review and may, in conjunction therewith, submit written issues and comments. Within sixty (60) days after the filing of such a request for review, the Committee shall notify the claimant in writing whether, upon review, the claim was upheld or denied in whole or in part or shall furnish the claimant a written notice describing specific special circumstances requiring a specified amount of additional time (but not more than one hundred twenty (120) days from the date the request for review was filed) to reach a decision on the request for review.

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8.2.3.    General Rules.

(a)
No inquiry or question shall be deemed to be a claim or a request for a review of a denied claim unless made in accordance with the claims procedure. The PRC may require that any claim for benefits and any request for a review of a denied claim be filed on forms to be furnished by the PRC upon request.

(b)	All decisions on original claims shall be made by the PRC (or the Committee for a Section 16 officer) and all decisions on requests for a review of denied claims shall be made by the Committee.

(c)	the PRC and the Committee may, in their discretion, hold one or more hearings on a claim or a request for a review of a denied claim.

(d)
A claimant may be represented by a lawyer or other representative (at the claimant’s own expense), but the PRC and the Committee reserves the right to require the claimant to furnish written authorization. A claimant’s representative shall be entitled, upon request, to copies of all notices given to the claimant.

(e)
The decision of the PRC (or the Committee for a Section 16 officer) on a claim and a decision of the Committee on a request for a review of a denied claim shall be served on the claimant in writing. If a decision or notice is not received by a claimant within the time specified, the claim or request for a review of a denied claim shall be deemed to have been denied.

(f)
Prior to filing a claim or a request for a review of a denied claim, the claimant or his or her representative shall have a reasonable opportunity to review a copy of the Plan and all other pertinent documents in the possession of the PRC and the Committee.

(g)	The PRC and the Committee may permanently or temporarily delegate its responsibilities under this claims procedure to an individual or a committee of individuals.
8.3.    Limitations and Exhaustion.
8.3.1.    Limitations. No claim shall be considered under these administrative procedures unless it is filed with the PRC (or the Committee for a Section 16 officer) within one (1) year after the claimant knew (or reasonably should have known) of the principal facts on which the claim is based. Every untimely claim shall be denied by the PRC (or the Committee for a Section 16 officer) without regard to the merits of the claim. No legal action (whether arising under section 502 or section 510 of ERISA or under any other statute or non‑statutory law) may be brought by any claimant on any matter pertaining to this Plan unless the legal action is commenced in the proper forum before the earlier of:

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(a)	two (2) years after the claimant knew (or reasonably should have known) of the principal facts on which the claim is based, or

(b)	ninety (90) days after the claimant has exhausted these administrative procedures.
Knowledge of all facts that a Participating Employee knew (or reasonably should have known) shall be imputed to each claimant who is or claims to be a Beneficiary of the Participating Employee (or otherwise claims to derive an entitlement by reference to a Participating Employee) for the purpose of applying the one (1) year and two (2) year periods.
8.3.2.    Exhaustion Required. The exhaustion of these administrative procedures is mandatory for resolving every claim and dispute arising under this Plan. As to such claims and disputes:

(a)
no claimant shall be permitted to commence any legal action relating to any such claim or dispute (whether arising under section 502 or section 510 of ERISA or under any other statute or non‑statutory law) unless a timely claim has been filed under these administrative procedures and these administrative procedures have been exhausted; and

(b)
in any such legal action all explicit and implicit determinations by the PRC and the Committee (including, but not limited to, determinations as to whether the claim was timely filed) shall be afforded the maximum deference permitted by law.

SECTION 9

PLAN ADMINISTRATION
9.1.    Committee. Except as otherwise provided herein, functions generally assigned to Alliant shall be discharged by the Committee or delegated and allocated as provided herein.
9.2.     Senior Vice President of Human Resources. The most senior executive responsible for the human resources function (“Senior Vice President of Human Resources”) shall:

(a)
keep all books of account, records and other data as may be necessary for the proper administration of the Plan; notify Alliant of any action taken by the PRC and, when required, notify any other interested person or persons;

(b)	determine from the records of Alliant the compensation, status and other facts regarding Participating Employees and other employees;

(c)	prescribe forms to be used for distributions, notifications, etc., as may be required in the administration of the Plan;

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(d)	set up such rules, applicable to all Participating Employees similarly situated, as are deemed necessary to carry out the terms of this Plan;

(e)	perform all other acts reasonably necessary for administering the Plan and carrying out the provisions of this Plan and performing the duties imposed on it by the Board of Directors;

(f)	resolve all questions of administration of the Plan not specifically referred to in this section; and

(g)	delegate or redelegate to one or more persons, jointly or severally, such functions assigned to the Senior Vice President of Human Resources hereunder as it may from time to time deem advisable.
9.3.    PRC. If there shall at any time be three (3) or more members of the PRC serving hereunder who are qualified to perform a particular act, the same may be performed, on behalf of all, by a majority of those qualified, with or without the concurrence of the minority. No person who failed to join or concur in such act shall be held liable for the consequences thereof, except to the extent that liability is imposed under ERISA.
9.4.    Delegation. The Committee and the members of the Committee and PRC shall not be liable for an act or omission of another person with regard to a responsibility that has been allocated to or delegated to such other person pursuant to the terms of the Plan or pursuant to procedures set forth in the Plan Statement.
9.5.    Conflict of Interest. If any individual to whom authority has been delegated or redelegated hereunder shall also be a Participating Employee in this Plan, such Participating Employee shall have no authority with respect to any matter specially affecting such Participating Employee’s individual rights hereunder or the interest of a person superior to him or her in the organization (as distinguished from the rights of all Participating Employees and Beneficiaries or a broad class of Participating Employees and Beneficiaries), all such authority being reserved exclusively to other individuals as the case may be, to the exclusion of such Participating Employee, and such Participating Employee shall act only in such Participating Employee’s individual capacity in connection with any such matter.
9.6.    Administrator. Alliant shall be the administrator for purposes of section 3(16)(A) of ERISA.
9.7.    Service of Process. In the absence of any designation to the contrary by the PRC, the General Counsel of Alliant is designated as the appropriate and exclusive agent for the receipt of process directed to this Plan in any legal proceeding, including arbitration, involving this Plan.
9.8.    Expenses. All expenses of administering this Plan shall be borne by Alliant.

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9.9.    Tax Withholding. Alliant shall withhold the amount of any federal, state or local income tax or other tax required to be withheld by Alliant under applicable law with respect to any amount payable under this Plan.
9.10.    Certifications. Information to be supplied or written notices to be made or consents to be given by the Board of Directors or the PRC pursuant to any provision of this Plan may be signed in the name of the Board of Directors, the Committee or the PRC by any officer who has been authorized to make such certification or to give such notices or consents.
9.11.    Rules and Regulations. Any rule not in conflict or at variance with the provisions hereof may be adopted by the PRC.
SECTION 10

CONSTRUCTION
10.1.    Defined Terms. Words and phrases used in this Plan with initial capital letters, which are defined in the applicable Pension Plans’ documents and which are not separately defined in this Plan shall have the same meaning ascribed to them in the applicable Pension Plans’ documents unless in the context in which they are used it would be clearly inappropriate to do so.
10.2.    ERISA Status. This Plan is maintained with the understanding that it is a nonqualified deferred compensation plan for the benefit of a select group of management or highly compensated employees within the meaning of section 201(2), section 301(3) and section 401(a)(1) of ERISA. Each provision shall be interpreted and administered accordingly. If any individually contracted supplemental retirement arrangement with any Section 16 Officer is deemed to be covered by ERISA, such arrangement shall be included in the Plan but only to the extent that such inclusion is necessary to comply with ERISA.
10.3.    IRC Status. This Plan is intended to be a nonqualified deferred compensation arrangement. The rules of section 401(a) et. seq. of the Code shall not apply to this Plan. The rules of section 3121(v) and section 3306(r)(2) of the Code shall apply to this Plan.
10.4.    Effect on Other Plans. This Plan shall not alter, enlarge or diminish any person’s employment rights or obligations or rights or obligations under the Pension Plans or any other plan. It is specifically contemplated that the Pension Plans will, from time to time, be amended and possibly terminated. All such amendments and termination shall be given effect under this Plan (it being expressly intended that this Plan shall not lock in the benefit structures of the Pension Plans as they exist at the adoption of this Plan or upon the commencement of participation, or commencement of benefits by any Participating Employee).
10.5.    Disqualification. Notwithstanding any other provision of this Plan or any election or designation made under the Plan, any individual who feloniously and intentionally kills a Participating Employee shall be deemed for all purposes of this Plan and all elections and designations made under this Plan to have died before such Participating Employee. A final judgment

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of conviction of felonious and intentional killing is conclusive for this purpose. In the absence of a conviction of felonious and intentional killing, the PRC shall determine whether the killing was felonious and intentional for this purpose.
10.6.    Rules of Document Construction. Whenever appropriate, words used herein in the singular may be read in the plural, or words used herein in the plural may be read in the singular; the masculine may include the feminine; and the words “hereof,” “herein” or “hereunder” or other similar compounds of the word “here” shall mean and refer to the entire Plan and not to any particular paragraph or Section of this Plan unless the context clearly indicates to the contrary. The titles given to the various Sections of this Plan are inserted for convenience of reference only and are not part of this Plan, and they shall not be considered in determining the purpose, meaning or intent of any provision hereof.
10.7.    References to Laws. Any reference in this Plan to a statute or regulation shall be considered also to mean and refer to any subsequent amendment or replacement of that statute or regulation.
10.8.    Effect on Employment. Neither the terms of this Plan nor the benefits hereunder nor the continuance thereof shall be a term of the employment of any employee. Except as provided in Section 6.1, Alliant shall not be obliged to continue the Plan. The terms of this Plan shall not give any employee the right to be retained in the employment of any Employer.
10.9.    Choice of Law. This instrument has been executed and delivered in the State of Minnesota and has been drawn in conformity to the laws of that State and shall, except to the extent that federal law is controlling, be construed and enforced in accordance with the laws of the State of Minnesota.
This Plan, as amended and restated herein, was adopted by the Personnel and Compensation Committee of the Board of Directors of Alliant Techsystems Inc. on this _____ day of ____________, 2015.
ALLIANT TECHSYSTEMS INC.

By:

                         Its: Senior Vice President Human Resources

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SCHEDULE 1
SERP
A. Executive Officers (as defined under the Securities Exchange Act of 1934)

Blake Larson